CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and the inclusion of our report dated April 22, 2004 on the Evolution VP Managed Bond Fund and Evolution VP Managed Equity Fund, in the Registration Statement (Form N-1A) of Potomac Insurance Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 13 to the Registration Statement under the Securities Act of 1933 (File No. 333-93813) and this Amendment No. 15 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09761).


                                                         /s/ ERNST & YOUNG LLP


Chicago, Illinois
April 30, 2004